EXHIBIT 4.1


                          SPANLINK COMMUNICATIONS, INC.
                             1996 OMNIBUS STOCK PLAN


         1. PURPOSE.

         The purpose of the 1996 Omnibus Stock Plan (the "Plan") is to advance the interests of Spanlink Communications, Inc. (the "Company") and its stockholders by providing an incentive to certain employees of the Company and its subsidiaries and to certain other key individuals who perform services for the Company and its subsidiaries, to contribute significantly to the strategic and long-term performance objectives and growth of the Company and its subsidiaries. This purpose is expected to be achieved by affording employees and other key individuals who perform services for the Company an opportunity to acquire a proprietary interest in the Company through the grant of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Stock Appreciation Rights and Reload Options (individually an "Award" and collectively "Awards") as provided herein. Subject to such limits as may be imposed by the Plan, a single Award or any combination of Awards may be granted to an eligible individual.

         2. EFFECTIVE DATE.

         The effective date of the Plan shall be January 31, 1996, subject to approval of the Plan by the stockholders of the Company within twelve months thereof.

         3. ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by a Committee (the "Committee") of the Board of Directors of the Company (the "Board"), provided that members of the Committee shall qualify to administer the Plan as contemplated by Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations and interpretations thereunder ("Section 162(m)"). A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. The decision of the Committee on any matter relating to the Plan shall be deemed final and binding upon all persons. No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any option granted hereunder. Committee members may be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

         Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, (i) to designate the individuals eligible to participate in the Plan; (ii) to grant Awards provided in the Plan in such form and amount as the Committee shall determine, (iii) to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate, and (iv) to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         Notwithstanding any contrary provisions of the Plan, the granting, terms, conditions and eligibility requirements of Awards granted to Outside Directors under Section 8.C of the Plan are governed solely by the provisions of the Plan pertaining thereto, and the Committee shall have no discretion with respect to the granting of such Awards or to alter or amend any terms, conditions or eligibility requirements of such Awards to Outside Directors.

         4. STOCK SUBJECT TO THE PLAN.

         Subject to adjustment as provided in this Plan, the total number of shares of common stock of the Company ("Common Stock") to be issued shall not exceed 750,000 shares. If any Award granted hereunder terminates, expires unexercised, does not vest, is exchanged for options without the issuance of shares of Common Stock, or is cancelled, the shares of Common Stock reserved for issuance shall again be available for issuance under the Plan, to the extent of any such termination or nonuse. Any shares issued by the Company in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the shares available for issuance under the Plan. Shares of Common Stock that may be issued hereunder may be authorized and unissued stock, or may be treasury stock purchased for or held by the Company as such, or a combination thereof. Appropriate adjustments in the number of shares of Common Stock that may be available for issuance under the Plan and adjustments in the number of shares of Common Stock subject to outstanding Awards, or an adjustment in the exercise price of any Award may be made by the Committee in its discretion to give effect to adjustments made in the number of shares of Common Stock of the Company through any merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other similar change in the corporate structure of the Company affecting its capitalization, or a sale by the Company of all or part of its assets or any distribution to stockholders other than a normal cash dividend.

         5. ELIGIBILITY.

         Except as provided in Section 8.C, the granting of Awards to employees and other key individuals who perform services for the Company, or any subsidiary, is solely at the discretion of the Committee. In making this selection, the Committee shall consider any factors deemed relevant.

         6. DURATION OF THE PLAN.

         The Plan shall remain in effect until all shares reserved for issuance pursuant to the Plan shall have been purchased pursuant to options granted under the Plan, provided that Awards under the Plan must be granted not later than ten years after the effective date of the Plan.

         7. GENERAL TERMS OF AWARDS.

                  A. DATE OF GRANT AND TERM. An Award agreement shall specify the date of grant, which shall be the date on which the Committee grants an Award or any later date which the Committee specifically designates and the term of each Award as determined by the Committee.

                  B. NUMBER OF SHARES OF COMMON STOCK. An Award agreement shall specify the number of shares of Common Stock to which it pertains.

                  C. TRANSFERABILITY AND EXERCISABILITY.

                           (i) The Committee shall have the authority to
                  determine whether an Award shall specify periods after the date of grant during which the Award or any portion thereof may not yet be exercisable, including provisions applicable to persons subject to Section 16 of the Exchange Act.

                           (ii) Except as otherwise specifically provided in
                  this Plan or an Award agreement, Awards granted to an individual ("Holder") may be exercised only by the Holder and only while an employee of the Company or a subsidiary of the Company or otherwise performing services for the Company or a subsidiary and only if the Holder has been continuously so employed or engaged since the date such Awards were granted; provided, however, that in the event of disability of a Holder, Awards may be exercised by the Holder not later than the earlier of the date the Award expires or one year after the date such employment or performance of services ceases by reason of disability, but only with respect to an Award exercisable at the time such employment or performance of services ceases.

                           (iii) Absence from the Company due to leave or any
                  other interruption in the performance of services by a Holder shall, if approved by the Committee, not be deemed a cessation or interruption of employment or services for the purposes of the Plan.

                           (iv) Except as otherwise specifically provided in an
                  Award agreement, no Award shall be assignable or transferable by a Holder to whom it is granted except that it may be transferable by will or the laws of descent and distribution. An option so transferred may be exercised after the death of the Holder to whom it is granted only by such Holder's legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such Holder and only with respect to an Award exercisable at the time of death.

                           (v) In no event shall any Award be exercisable at any
                  time after its expiration date unless extended by the Committee. When an Award is no longer exercisable, it shall be deemed to have lapsed or terminated.

                           (vi) Except as otherwise specifically provided in an
                  Award agreement, notwithstanding any provision of Section 7.C, if within one year after the termination of employment with or performance of services for the Company, a Holder is employed or retained by a firm that competes with the business of the Company or such Holder violates any confidentiality agreement with the Company, the Company may cancel and rescind all Awards held by such Holder and demand return of the economic value of any Award which was realized or obtained (measured at the date of exercise) by such Holder at any time during the period beginning on the date which is twelve months prior to the date of termination.

                  D. METHODS OF EXERCISE. Subject to the terms and conditions of the Plan and the terms and conditions of an Award agreement, an Award may be exercised in whole or in part from time to time, by delivery to the Company at its principal office a written notice of exercise specifying the number of shares with respect to which the Award is being exercised, accompanied by payment in full of the exercise price for shares to be purchased at that time. Payment may be made (i) in cash, (ii) in shares of Common Stock valued at the Fair Market Value of the Common Stock on the date of exercise or (iii) in a combination of cash and Common Stock. The Committee may also, in its sole discretion, permit Holders to deliver a notice of exercise of options and simultaneously to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by proper officers of the Company, which approval will not be unreasonably withheld, using the proceeds from such sale as payment of the exercise price. No shares of Common Stock shall be issued until full payment therefor has been made.

                  E. RIGHTS AS A STOCKHOLDER. A Holder shall have no rights as a stockholder with respect to any Common Stock covered by an Award until exercise of such Award and issuance of shares of Common Stock. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to issuance of the Common Stock.

                  F. GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Common Stock subject to such Award on any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of Common Stock thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Board.

         8. STOCK OPTIONS.

                  A. GENERAL. It is intended that certain options granted under the Plan shall be incentive stock options ("Incentive Stock Options") and shall meet the applicable requirements of and contain or be deemed to contain all provisions required under Section 422 of the Code or corresponding provisions of subsequent revenue laws and regulations in effect at the time such options are granted; that other options shall not meet such requirements and shall be nonqualified stock options ("Nonqualified Options"); and that any ambiguities in construction shall be interpreted in order to effectuate such intent. Such options shall be subject to the terms and conditions set forth elsewhere in the Plan. The exercise price of each option shall be determined by the Committee at the time the option is granted, provided that in no event can the exercise price be less than 85% of the Fair Market Value of such shares of Common Stock on the date of grant of such option; and provided, further, the determination shall take into account any requirements under the Code and, with respect to individuals to whom
         Section 162(m) is applicable, the amount of the exercise price shall be not less than 100% of the Fair Market Value of such shares of the Common Stock on the date of grant of such option.

                  B. INCENTIVE STOCK OPTIONS.

                           (i) The term of any Incentive Stock Option shall meet
                  the requirements of Section 422 of the Code. Any Incentive Stock Option shall be treated as "outstanding" until it is exercised in full or expires by reason of lapse of time. In no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of such shares of the Common Stock on the date of grant of such option or such other amount required by the Code.

                           (ii) If an option is granted to an individual who
                  owns, directly or indirectly, Common Stock or other capital stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary immediately after such option is granted, the amount of the exercise price shall be equal to 110% of the Fair Market Value of such shares of Common Stock on the date of grant and such option shall expire five years from the date of grant.

                           (iii) To the extent that the aggregate Fair Market
                  Value of Common Stock (determined at the time of grant of the Incentive Stock Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) exceeds $100,000 or such other limit as may be imposed by the Code, such options shall be treated as options which are not Incentive Stock Options. In applying the foregoing limitation, options shall be taken into account in the order in which they were granted.

                           (iv) In the event of termination of the employment of
                  a Holder of an Incentive Stock Option, such Holder shall have up to three (3) months after the date of termination (but in no event later than the expiration date of the term of an Incentive Stock Option) to exercise any Incentive Stock Options to the extent that the Holder was entitled to exercise the Incentive Stock Option at the date of termination of employment. To the extent that the Holder was not entitled to exercise the Incentive Stock Option at the date of termination of employment, or if the Holder fails to exercise an Incentive Stock Option within the time specified herein, the Incentive Stock Option shall terminate.

                  C. OUTSIDE DIRECTOR OPTIONS.

                           (i) At the 1996 Annual Meeting of Shareholders each
                  person who is serving as a director of the Company, but who is not an employee of the Company (an "Outside Director") shall be granted, by virtue of serving as an Outside Director of the Company, a Nonqualified Option for 6,000 shares. In addition, at each subsequent Annual Meeting of Shareholders each Outside Director shall be granted by virtue of serving as an Outside Director of the Company, a Nonqualified Option for 4,000 shares.

                           (ii) Each option granted to an Outside Director (a
                  "Director Option") shall vest and become immediately exercisable. Director Options shall expire at the 10-year anniversary of the date of grant.

                           (iii) The purchase price of each share subject to a
                  Director Option shall be 100% of the Fair Market Value of a share as of the date of grant. Notwithstanding anything to the contrary stated in this Plan, each Director Option shall be deemed conclusively to have been granted prior to close of the applicable securities exchange or system on the date of grant. An Outside Director may exercise a Director Option using as payment any form of consideration provided for in the Plan, which form of payment shall be within the sole discretion of the Outside Director.

                           (iv) Director Options shall be evidenced by an
                  agreement signed on behalf of the Company by an officer thereof which only incorporates by reference the terms of this Plan.

                           (v) Unless the Director Option shall have expired, in
                  the event of an Outside Director's death, the Director Option granted to such Outside Director shall be transferable to the beneficiary, if any, designated by the Outside Director in writing to the Company prior to the Outside Director's death and such beneficiary shall succeed to the rights of the Outside Director to the extent permitted by law. If no such designation of a beneficiary has been made, the Outside Director's legal representative shall succeed to the Director Option, which shall be transferable by will or pursuant to the laws of descent and distribution.

         9. RELOAD OPTIONS.

                  A. AUTHORIZATION OF RELOAD OPTIONS. Concurrently with the award of Nonqualified Options or the award of Incentive Stock Options to any participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options shall equal:

                           (i) the number of shares of Common Stock used to
                  exercise the underlying Nonqualified Options or Incentive Stock Options and

                           (ii) to the extent authorized by the Committee, the
                  number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Nonqualified Options or Incentive Stock Options. The grant of a Reload Option will become effective upon the exercise of underlying Nonqualified Options, Incentive Stock Options or Reload Options through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.

                  B. RELOAD OPTION AMENDMENT. Each Nonqualified Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Nonqualified Options or Incentive Stock Options. Upon the exercise of an underlying Nonqualified Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

                  C. RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

                  D. TERM. The term of each Reload Option shall be equal to the remaining option term of the underlying Nonqualified Option or Incentive Stock Option.

                  E. TERMINATION OF EMPLOYMENT. No additional Reload Options shall be granted to optionees when Nonqualified Options, Incentive Stock Options or Reload Options are exercised pursuant to the terms of this Plan following termination of the optionee's employment.

         10. STOCK APPRECIATION RIGHTS.

                  A. AWARD OF STOCK APPRECIATION RIGHTS. The Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related stock appreciation right ("SAR"), permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. SARs shall be evidenced by written agreements in such form as the Committee may from time to time determine.

                  B. EXERCISE. An optionee who has been granted SARs may, from time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more SARs and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections 10(D) and 10(E). SARs shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any SARs.

                  C. AMOUNT OF PAYMENT. The amount of payment to which an optionee shall be entitled upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the option related to said SAR was granted or became effective, as the case may be.

                  D. FORM OF PAYMENT. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to
         Section 10(C) by the Fair Market Value of a share of Common Stock on the exercise date of such SARs. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock.

                  E. EFFECT OF EXERCISE. The exercise of any SARs shall cancel an equal number of Nonqualified Options, Incentive Stock Options, and Reload Options, related to said SARs.

         11. RESTRICTED STOCK AWARDS. Awards of Common Stock subject to forfeiture and transfer restrictions ("Restricted Stock") shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall be subject to the terms and conditions contained in the Plan and any additional terms and conditions established by the Committee that are consistent with the Plan.

                  A. GRANT OF RESTRICTED STOCK. Each grant of Restricted Stock made under the Plan shall be for such number of shares of Common Stock as shall be determined by the Committee and set forth in the agreement containing the terms of such grant of Restricted Stock. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the Restricted Stock grant. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock grants.

                  B. DELIVERY OF COMMON STOCK AND RESTRICTIONS. At the time of a Restricted Stock grant, a certificate representing the number of shares of Common Stock awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such shares; (ii) none of the shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the shares shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Stock was granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Stock, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the shares of Common Stock subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted shares of Common Stock.

                  C. TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the grant of Restricted Stock are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the grant of Restricted Stock or in the Plan shall lapse as to the Restricted Stock subject thereto, and a stock certificate for the appropriate number of shares of Common Stock, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

         12. CHANGE OF CONTROL. In the event of a threatened or actual Change of Control of the Company as hereinafter defined, whether or not approved by the Board of Directors, all Awards shall fully vest, unless otherwise limited by the Committee in the Award agreement, and be exercisable in their entirety immediately, and notwithstanding any other provisions of the Plans, shall continue to be exercisable for three years following the later of the threatened or actual Change of Control, but not later than ten years after the date of grant. A Change of Control means the earliest to occur of (i) a public announcement that a party shall have acquired or obtained the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a party of 30% or more of the outstanding shares of Common Stock of the Company or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof, that causes (or would cause) the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company; provided, however, a Change of Control shall not include any private or public offering of securities by the Company, the primary purpose of which is to raise capital for use by the Company in its operations.

         13. WITHHOLDING TAXES. The Company shall have the right to deduct from any settlement made under the Plan, including the exercise of an option or the sale of shares of Common Stock, any federal, state or local taxes of any kind, including FICA taxes, required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its Fair Market Value on the date the amount of the tax withholding is determined.

         14. AMENDMENT OF THE PLAN. The Plan may be amended, suspended or discontinued in whole or in part at any time and from time to time by the Board, including an amendment to increase the number of shares of Common Stock with respect to which options may be granted, provided however that no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act or successor rule and with other applicable law, including the Code. No amendment or discontinuance of this Plan shall, without the written consent of the Holder with respect to such Award, adversely affect any Award theretofore granted to the Holder. Subject to the foregoing and the requirements of Section 162(m), the Board may, in accordance with the recommendation of the Committee and without further action on the part of the stockholders of the Company or the consent of participants, amend the Plan, to preserve the employer deduction under Section 162(m).

         15. MISCELLANEOUS.

                  A. USE OF PROCEEDS. The proceeds derived from the sale of shares of Common Stock pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company.

                  B. SUBSIDIARY. As used herein with respect to Incentive Stock Options, the term "subsidiary" shall mean "subsidiary corporation," as defined in Section 424 of the Code.

                  C. COMPLIANCE WITH RULE 16B-3 AND SECTION 162(M). With respect to employees subject to Section 16 of the Exchange Act or Section 162(m), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 and avoid loss of the deduction referred to in paragraph (1) of Section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee fails to so comply or avoid the loss of such deduction, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                  D. FAIR MARKET VALUE. If the Company's Common Stock is traded in the over-the-counter market or on the NASDAQ Stock Market or similar market, "Fair Market Value" shall mean the mean average of the bid and asked prices of the Common Stock as reported in The Wall Street Journal or as quoted by a market maker; if the Common Stock is listed on an exchange, Fair Market Value shall mean the mean average of the high and low prices of the Common Stock as reported in The Wall Street Journal; and if the Common Stock is not so traded or listed or the Common Stock does not trade on the relevant date, Fair Market Value shall mean the value determined in good faith by the Board of Directors.



                                 AMENDMENT NO. 1
                                       TO
                          SPANLINK COMMUNICATIONS, INC.
                             1996 OMNIBUS STOCK PLAN

         The following amendment was adopted by the Board of Directors of Spanlink Communications, Inc. (the "Company") on March 13, 1997, and by the shareholders of the Company at the Annual Meeting of the Shareholders on May 13, 1997:

1. The first paragraph of Section 3 of the Company's 1996 Omnibus Stock Plan (the "Plan") is hereby amended in its entirety, as follows:

                  The Plan shall be administered by a committee (the "Committee"), whose members will be appointed by and serve at the pleasure of the Board of Directors of the Company (the "Board"). All option grants and awards under the Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission promulgated thereunder, shall be made exclusively by the Committee. The Committee shall be composed solely of three or more members of the Board of Directors who (i) are not an officer or other employee of the Company (or its parent or subsidiary); (ii) do not receive compensation from the Company (or its parent or subsidiary) other than as a director, except for an amount that would not exceed the dollar amount requiring disclosure under Reg. S-K, Item 404(a) under the Securities Exchange Act of 1934; and (iii) do not have any interest or relationship requiring disclosure under Reg. S-K, 404(a) or 404(b) of the Securities Exchange Act of 1934.

                  A majority of the members of the Committee shall constitute a quorum for any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. The decision of the Committee on any matter relating to the Plan shall be deemed final and binding upon all persons. No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any option granted hereunder. Committee members may be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

2. The last paragraph of Section 3 of the Plan is hereby deleted in its entirety.

3. The first sentence of Section 4 to the Plan is amended to insert "1,000,000 shares" in lieu of "750,000 shares."

         IN WITNESS WHEREOF, Spanlink Communications, Inc. has caused this Amendment No. 1 to the 1996 Omnibus Stock Plan to be signed by its duly authorized officer this __ day of May, 1997.

                                       SPANLINK COMMUNICATIONS, INC.

                                       By /s/